AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 18, 2003

REGISTRATION NO. 333-54796

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT
NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARQULE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	58-1959440

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19 Presidential Way
Woburn, Massachusetts 01801
(781) 994-0300

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Dr. Stephen A. Hill
President and Chief Executive Officer
ArQule, Inc.
19 Presidential Way,
Woburn, Massachusetts 01801
(781) 994-0300

(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:
Richard E. Baltz, Esq.
Arnold & Porter
555 Twelfth Street, N.W.
Washington, D.C. 20004-1206
(202) 942-5000

Approximate date of commencement of proposed sale of the securities to the public:  Not Applicable

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [    ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [    ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [    ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [    ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [    ]

DEREGISTRATION OF SECURITIES

     On May 2, 2001, the Securities and Exchange Commission declared effective the registration statement on Form S-3 (File No. 333-54796) (the “Registration Statement”) filed by ArQule, Inc. (the “Company”) with respect to the resale on a delayed or continuous basis by the selling stockholders named therein of an aggregate of 3,103,567 shares of common stock, par value $.01 per share, of the Company (the “Shares”).

     In accordance with the Company’s undertaking under Item 512(a)(3) of Regulation S-K, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration all Shares not sold pursuant to the Registration Statement. Accordingly, the offering of the Shares pursuant to the Registration Statement is hereby terminated, and the Registration Statement is hereby amended to remove the unsold Shares from Registration.

Item 16.  Exhibits

Exhibit 24      Power of Attorney (previously filed).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, Commonwealth of Massachusetts, on July 18, 2003.

ARQULE, INC.

By:	/s/ Stephen A. Hill Stephen A. Hill President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen A. Hill	President, Chief Executive	July 18, 2003
Officer and Director (Principal
Stephen A. Hill	Executive Officer)

/s/ David C. Hastings	Vice President, Chief Financial	July 18, 2003
Officer and Treasurer (Principal
David C. Hastings	Accounting and Financial Officer)

*	Chairman of the Board	July 18, 2003

Ariel Elia

*	Director	July 18, 2003

Laura Avakian

Timothy C. Barabe	Director	July __, 2003

*	Director	July 18, 2003

Werner Cautreels

*	Director	July 18, 2003

Tuan Ha-Ngoc

*	Director	July 18, 2003

Michael Rosenblatt

	Director	July __, 2003

Patrick J. Zenner

*By:	/s/ Stephen A. Hill Attorney-in-fact